UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 17, 2002 THE PEOPLES BANCTRUST COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)
Alabama	0-13653	63-0896239
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)
310 Broad Street, Selma, Alabama		36701
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code:		(334) 875-1000
Former name or former address, if changed since last report:		Not Applicable

Item 5.  Other Events

On December 12, 2002, the Registrant, and its wholly owned subsidiary, The Peoples Bank and Trust Company (the “Bank”), entered into an agreement (the “Agreement”) with Richard P. Morthland whereby, in consideration for the payments and other commitments in the Agreement, effective on the eighth day following execution of the Agreement, Mr. Morthland will retire as Chairman of the Board, Chief Executive Officer and a director of the Registrant and the Bank, effective January 1, 2003.  As of that date, Mr. Morthland shall be appointed as Director Emeritus of the Board of Directors of each of the Company and the Bank and be engaged as a consultant to the Company and the Bank.

The Registrant announced that upon Mr. Morthland’s retirement, Elam P. Holley, Jr. will become President and Chief Executive Officer of the Registrant and the Bank.  Mr. Holley currently serves as President and Chief Operating Officer of the Registrant and the Bank.  Mr. Holley has been an employee of the Bank since 1973.

The Registrant also announced that Ted M. Henry, a director of the Registrant since its formation in 1984 and of the Bank since 1968, has been elected Chairman of the Board of Directors of the Registrant and the Bank.

Further information is set forth in the Agreement, attached as Exhibit 10.1, and a press release dated December 17, 2002, attached as Exhibit 99.1, both of which are incorporated herein by this reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 10.1	Agreement executed December 12, 2002, by and among Richard P. Morthland, the Registrant and The Peoples Bank and Trust Company.

Exhibit 99.1	Press Release dated December 17, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE PEOPLES BANCTRUST COMPANY, INC.

DATE: December 31, 2002	By:	/s/ Elam P. Holley, Jr.
Elam P. Holley, Jr.
President and
Chief Operating Officer